News Release
Tupperware Brands Corp.
14901 S. Orange Blossom Trail
Orlando, FL 32837
Investor Contact: Jane Garrard (407) 826-4475

Tupperware Brands Reports Second Quarter 2020 Results
New Management Team Advances Turnaround Plan
Diluted Earnings Per Share 60% above 2019
Retired Approximately $100 Million of Senior Notes
Generated $71 Million more in Cash Flow from Operating Activities (Net of Investing) than Prior Year Period

Orlando, Fla., July 29, 2020- (NYSE: TUP) Tupperware Brands Corporation (the "Company") today reported operating results for the second quarter ended June 27, 2020.

Second Quarter Financial & Operational Updates
•Second quarter sales down 16% versus last year and 8% in local currency; excluding estimated COVID-19 impact, sales were estimated to be flat with last year
•GAAP diluted E.P.S. of $1.30 versus $0.81 in the prior year period
•Adjusted* diluted E.P.S. of $0.84 vs. $0.83 in the prior year period
•Retired approximately $100 million of Senior Notes through cash tender offers and open market purchases
•Realized approximately $60 million of $180 million ($150 million net) cost reduction target for FY 2020

“In the second quarter we pivoted to a new way to lead the business, a new way to operate the company and embraced a new growth strategy. Our performance reflects progress made to right size our cost structure and improve liquidity. We are now increasing our efforts to contemporize Tupperware and become a global leader in sustainable consumer solutions while leveraging the consumer influence of our iconic brand,” said Miguel Fernandez, President and Chief Executive Officer of Tupperware Brands. “While we continue to navigate an ever changing environment impacted by COVID-19, I want to thank all of our team members and our sales force for quickly embracing digital tools that contributed favorably to our performance. We will also continue to focus on improving access for consumers to our products while delivering new, innovative products that meet their needs.”

“The improvements in profitability achieved in the second quarter demonstrate the ongoing commitment to improve operating margins and deliver $180 million in gross cost reductions in 2020. As we head into the second half of the year, we will continue to explore initiatives designed to improve our liquidity, proactively address near term debt obligations, and build a stronger balance sheet,” said Sandra Harris, Chief Financial Officer. “Although our 4.75% 2021 Senior Notes became current in June, we have successfully retired approximately $100 million of those notes at a discount to par. Additionally, we continue to work with our advisors to explore opportunities to repurchase, refinance or extend the maturity on our debt, and we believe that our improved profitability and revenue growth through the Turnaround Plan, together with the anticipated sale of our Orlando real estate and other non-core assets, will contribute to our ability to meet our future debt obligations.”

Second Quarter Results: (as compared with last year)
Second quarter 2020 sales were $397.4 million, down 16% and local currency sales were down 8%. While average active sales force was down 17%, sales per active sales force was up 11% reflecting strong engagement by the sales force utilizing digital tools and techniques to bring Tupperware's relevant products to market during unprecedented times.

•Europe - Sales $90.8 million, down 25% and local currency sales down 20%
•Asia Pacific - Sales $134.4 million, down 14% and local currency sales down 11%
•North America - Sales $124.0 million, down 1% and local currency sales up 10%
•South America - Sales $48.2 million, down 34% and local currency sales down 12%
•Local currency sales would have been essentially flat, excluding the estimated net adverse COVID-19 impact of $35 million

Net income improved 62% to $63.8 million or $1.30 diluted earnings per share compared with net income of $39.4 million and $0.81 diluted earnings per share last year due to savings from the cost reduction program and net gains on retirement of debt and non-core assets, which were partially offset by higher restructuring investments.

Liquidity and Capital Allocation

As of June 27, 2020, the Company continues to be in compliance with its financial covenants under its Credit Agreement.

As part of the Turnaround Plan, the Company continued to prioritize the use of cash for the repayment of debt and investments to right size the business.

The 4.75% 2021 Senior Notes became a current liability in June of 2020, The Company expects to continue to address this indebtedness through exploring with its advisors open-market purchases, future tender offers, exchange offers of debt for debt, cash or equity, or otherwise. The Company has successfully retired $98.7 million of those senior notes at a discount to par during the second quarter and an additional $13.4 million subsequent to the second quarter and through July 29, 2020.

Additionally the Company believes that improved profitability and revenue growth through the Turnaround Plan, together with the anticipated sale of its Orlando real estate and other non-core assets in the coming year, will contribute to its ability to meet future debt obligations. During the second quarter ended June 27, 2020 the Company generated $101.8 million of cash flow from operating activities, net of investing activities, through reductions in discretionary spending, improvements in working capital including inventory reductions, and reducing payroll costs, including through organizational redesign, employee furloughs, and permanent reductions in employee headcount.

Second Quarter Earnings Conference Call

Tupperware Brands will conduct a conference call today, Wednesday, July 29, 2020, at 8:30 am Eastern time. The conference call will be webcast and accessible, along with a copy of this news release, on ir.tupperwarebrands.com.

About Tupperware Brands Corporation

Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware products are an alternative to single-use items. The Company primarily distributes its products into nearly 80 countries through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Twitter, Facebook, Instagram and LinkedIn.

Forward-Looking Statements

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", “guidance”, “expect”, “believe", "intend", "designed", "target", "plans", “may”, "will", “we are confident” and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the effects of the outbreak of the novel coronavirus (COVID-19) pandemic; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take, including the Company’s ability to repay or refinance its Senior Notes; the potential impact of management's determination that the Company may not be able to continue to operate as a going concern; the success and timing of growth and turnaround initiatives; leadership development and succession changes; impairment and other charges related to purchase accounting goodwill and restructuring actions; risk of foreign-currency fluctuations and the currency translation impact on the Company’s business associated with these fluctuations; uncertainties related to the interpretation of, and regulations under, the U.S. Tax Cuts and Jobs Act of 2017; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in food containers and beauty, personal care, nutritional and nutraceutical products; continued competitive pressures for products or sales force in the Company’s markets; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information.

Non-GAAP Financial Measures

The Company has utilized non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance and analyzing trends across periods by providing what the Company believes is a useful measure for predictive purposes. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit that exclude:
•gains from the sale of property, plant and equipment and other real estate related operations
•insurance settlement gains or significant charges related to casualty losses caused by significant weather events, fires or similar circumstances
•exit or disposal cost obligations related to rationalizing supply chain operations and other re-engineering activities performed to wind-down or significantly restructure businesses, including cumulative translation adjustments recognized in income upon liquidation of operations in a country, asset sales or fixed asset impairments, inventory obsolescence and other operating losses incurred in conjunction with such activities
•certain asset retirement obligations
•pension settlements
•significant discrete impacts of new tax laws upon adoption, including the impact on cumulative deferred taxes from items previously recorded as cumulative translation adjustments
•amortization of definite-lived intangible assets
•non-cash impairment charges related to the carrying value of acquired intangible assets and goodwill
•infrequent costs incurred in connection with a change in capital structure
•the impact from hyper-inflationary economies on net monetary assets and other balance sheet positions that impact near term income
•non-recurring costs associated with the Turnaround Plan

While these types of events can and do recur periodically, they are not part of the Company’s primary business operations and are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods, as amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.

Additionally, the Company engages in B2B transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times, in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which excludes amounts sold under B2B transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. All financial information disclosed and presented includes B2B transactions unless specifically stated as “core” sales or otherwise indicated.

Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and local currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Information included with this release includes references to Adjusted EBITDA and a Debt/Adjusted EBITDA ratio, which are non-GAAP financial measures used in the Company's Credit Agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its Credit Agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

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TUPPERWARE BRANDS CORPORATION
SECOND QUARTER 2020 SALES FORCE STATISTICS*
(UNAUDITED)

	Sales
All Units	Reported Inc/(Dec) vs. Q2 '19%	Restated[1] Inc/(Dec) vs. Q2 '19%	Active Sales Force	Inc/(Dec) vs. Q2 '19%	Total Sales Force	Inc/(Dec) vs. Q2 '19%
Europe	(25)	(20)	76,284	(23)	607,322	(21)
Asia Pacific	(14)	(11)	91,264	(36)	872,093	(5)
North America	(1)	10	180,632	(9)	692,123	(12)
South America	(34)	(12)	119,168	(3)	527,110	(11)
Total All Units	(16)	(8)	467,348	(17)	2,698,648	(12)

*Sales force statistics as collected by the Company and, in some cases, provided by distributors and sales force. Active Sales Force is defined as the average number of sellers ordering in each cycle over the course of the quarter, whereas Total Sales Force is defined as the number of sales force members of the units at the end of the quarter.
1Local currency, or restated, changes are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In millions, except per share data)	13 weeks ended		26 weeks ended
	Jun 27, 2020	Jun 29, 2019	Jun 27, 2020	Jun 29, 2019
Net sales	$397.4	$475.3	$773.3	$962.6
Cost of products sold	133.5	154.6	263.2	315.8
Gross margin	263.9	320.7	510.1	646.8

Delivery, sales and administrative expense	208.1	247.7	451.0	510.4
Re-engineering charges	23.2	4.1	27.1	8.4
Gain (loss) on disposal of assets	13.9	(0.1)	13.8	(1.0)
Operating income (loss)	46.5	68.8	45.8	127.0

Interest income	0.2	0.4	0.7	1.0
Interest expense	12.1	10.8	22.3	21.0
Other expense (income), net	(48.0)	(3.4)	(50.1)	(6.7)
Income (loss) before income taxes	82.6	61.8	74.3	113.7

Provision (benefit) for income taxes	18.8	22.4	18.3	37.4
Net income (loss)	$63.8	$39.4	$56.0	$76.3

Earnings per share
Basic	$1.30	$0.81	$1.14	$1.57
Diluted	$1.30	$0.81	$1.14	$1.56

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In millions, except per share data)	13 weeks ended		Reported	Restated*	Foreign	26 weeks ended		Reported	Restated*	Foreign
	Jun 27, 2020	Jun 29, 2019	%	%	Exchange	Jun 27, 2020	Jun 29, 2019	%	%	Exchange
			Inc (Dec)	Inc (Dec)	Impact*			Inc (Dec)	Inc (Dec)	Impact*
Net Sales
Europe	$90.8	$121.5	(25)	(20)	$(7.7)	$196.5	$260.1	(24)	(20)	$(15.1)
Asia Pacific	134.4	155.5	(14)	(11)	(4.6)	254.8	311.6	(18)	(16)	(10.0)
North America	124.0	124.7	(1)	10	(12.5)	225.3	244.3	(8)	—	(19.0)
South America	48.2	73.6	(34)	(12)	(19.0)	96.7	146.6	(34)	(16)	(31.9)
Total net sales	$397.4	$475.3	(16)	(8)	$(43.8)	$773.3	$962.6	(20)	(13)	$(76.0)

Segment profit
Europe	$10.9	$12.8	(15)	(4)	$(1.4)	$13.4	$30.5	(56)	(52)	$(2.4)
Asia Pacific	34.4	37.2	(8)	(4)	(1.4)	51.7	67.2	(23)	(20)	(2.5)
North America	18.7	20.4	(8)	8	(3.0)	25.2	37.8	(33)	(23)	(5.0)
South America	11.3	13.1	(13)	20	(3.6)	14.3	22.0	(35)	(15)	(5.2)
Total segment profit	75.3	83.5	(10)	2	(9.4)	104.6	157.5	(34)	(27)	(15.1)

Unallocated expenses	28.5	(7.1)	—	—	(0.7)	4.6	(14.4)	—	—	(1.3)
Gain (loss) on disposal of assets	13.9	(0.1)	—	—	—	13.8	(1.0)	—	—	—
Re-engineering charges	(23.2)	(4.1)	+	+	—	(27.1)	(8.4)	+	+	—
Interest expense	(11.9)	(10.4)	14	14	—	(21.6)	(20.0)	8	8	—
Income (loss) before taxes	82.6	61.8	34	60	(10.1)	74.3	113.7	(35)	(24)	(16.4)
Provision (benefit) for income taxes	18.8	22.4	(16)	(3)	(3.0)	18.3	37.4	(51)	(44)	(4.6)
Net income (loss)	$63.8	$39.4	62	98	$(7.1)	$56.0	$76.3	(27)	(13)	$(11.8)

Earnings per share (diluted)	$1.30	$0.81	60	97	$(0.15)	$1.14	$1.56	(27)	(14)	$(0.24)

Weighted average diluted shares outstanding	49.2	48.8				49.2	48.8

* 2020 actual compared with 2019 translated at 2020 exchange rates
+ Change greater than ±100%

TUPPERWARE BRANDS CORPORATION
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

(In millions, except per share data)	13 weeks ended Jun 27, 2020				13 weeks ended Jun 29, 2019
	Reported	Adj's		Excl Adj's	Reported	Foreign Exchange Impact	Adj's		Restated* Excl Adj's
Segment profit
Europe	$10.9	$—		$10.9	$12.8	$(1.4)	$(0.1)	f	$11.3
Asia Pacific	34.4	—		34.4	37.2	(1.4)	0.4	a	36.2
North America	18.7	0.6	a ,b	19.3	20.4	(3.0)	1.3	a	18.7
South America	11.3	0.3	c	11.6	13.1	(3.6)	0.1	a,c	9.6
Total Segment profit	75.3	0.9		76.2	83.5	(9.4)	1.7		75.8

Unallocated expenses	28.5	(34.5)	b.g,h	(6.0)	(7.1)	(0.7)	0.1	b	(7.7)
Gain (loss) on disposal of assets	13.9	(13.9)	d	—	(0.1)	—	0.1	d	—
Re-engineering charges	(23.2)	23.2	e	—	(4.1)	—	4.1	e	—
Interest expense	(11.9)	—		(11.9)	(10.4)	—	—		(10.4)
Income (loss) before taxes	82.6	(24.3)		58.3	61.8	(10.1)	6.0		57.7
Provision (benefit) for income taxes	18.8	(2.0)	i	16.8	22.4	(3.0)	(2.3)	i	17.1
Net income (loss)	$63.8	$(22.3)		$41.5	$39.4	$(7.1)	$8.3		$40.6

Earnings per share (diluted)	$1.30	$(0.46)		$0.84	$0.81	$(0.15)	$0.17		$0.83

	26 weeks ended Jun 27, 2020				26 weeks ended Jun 29, 2019
	Reported	Adj's		Excl Adj's	Reported	Foreign Exchange Impact	Adj's		Restated* Excl Adj's
Segment profit
Europe	$13.4	$—		$13.4	$30.5	$(2.4)	$0.1	b,f	$28.2
Asia Pacific	51.7	—		51.7	67.2	(2.5)	0.8	a	65.5
North America	25.2	1.0	a ,b	26.2	37.8	(5.0)	2.7	a	35.5
South America	14.3	0.1	c	14.4	22.0	(5.2)	0.5	a,c	17.3
Total Segment profit	104.6	1.1		105.7	157.5	(15.1)	4.1		146.5

Unallocated expenses	4.6	(24.9)	b.g,h	(20.3)	(14.4)	(1.3)	0.1	b	(15.6)
Gain (loss) on disposal of assets	13.8	(13.8)	d	—	(1.0)	—	1.0	d	—
Re-engineering charges	(27.1)	27.1	e	—	(8.4)	—	8.4	e	—
Interest expense	(21.6)	—		(21.6)	(20.0)	—	—		(20.0)
Income before taxes	74.3	(10.5)		63.8	113.7	(16.4)	13.6		110.9
Provision (benefit) for income taxes	18.3	(0.5)	i	17.8	37.4	(4.6)	(1.7)	i	31.1
Net income (loss)	$56.0	$(10.0)		$46.0	$76.3	$(11.8)	$15.3		$79.8

Earnings per share (diluted)	$1.14	$(0.20)		$0.94	$1.56	$(0.24)	$0.32		$1.64
* 2020 actual compared with 2019 translated at 2020 exchange rates.

a Amortization of intangibles of acquired beauty units.
b Pension settlement costs.
c As a result of devaluations in the Venezuelan bolivar, and beginning July 1, 2018, Argentine peso, as Venezuela and Argentina are accounted for as hyper-inflationary, the Company had negative impacts of $0.1 million and $0.4 million in the first half of 2020 and 2019, respectively. These amounts were related to expense from re-measuring bolivar and peso denominated net monetary assets at the lower exchange rates at the times of devaluations, along with the impact of recording in income amounts on the balance sheet when the devaluations occurred, primarily inventory, at the exchange rates at the time the amounts were made or purchased, rather than the exchange rates in use when they were included in income.
d Gain on disposal of assets in 2020 mainly relate to the sale of land in Australia. In 2019 mainly relate to the write-off of assets in Tupperware France and in Tupperware Brazil.
e In both years, re-engineering and impairment charges were primarily related to severance costs incurred for headcount reduction in several of the Company's operations in connection with changes in its management and organizational structures.
f Write-off of inventory and bad debt associated with changes in business model.
g Consultant fees and CEO transition costs.
h Gain on debt extinguishing.
i Provision for income taxes represents the net tax impact of adjusted amounts.
See note regarding non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In millions)	Jun 27, 2020	Dec 28, 2019
Assets
Cash and cash equivalents	$120.0	$123.2
Other current assets	393.6	415.3
Total current assets	513.6	538.5

Property, plant and equipment, net	242.1	267.5
Other assets	438.6	456.4
Total assets	$1,194.3	$1,262.4

Liabilities and Shareholders' Equity
Short-term borrowings and current portion of long-term debt and finance lease obligations	$801.5	$273.2
Accounts payable and other current liabilities	442.9	415.7
Total current liabilities	1,244.4	688.9

Long-term debt and finance lease obligations	2.1	602.2
Other liabilities	230.1	248.3
Total shareholders' equity (deficit)	(282.3)	(277.0)
Total liabilities and shareholders' equity	$1,194.3	$1,262.4

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(In millions)	26 weeks ended
	June 27, 2020	June 29, 2019
Operating Activities
Net cash provided by (used in) operating activities	$45.3	$1.3

Investing Activities
Capital expenditures	(14.1)	(27.2)
Proceeds from disposal of property, plant & equipment	15.9	4.7
Net cash provided by (used in) investing activities	1.8	(22.5)

Financing Activities
Common stock cash dividends paid	—	(47.3)
Common stock repurchase	—	(0.8)
Senior notes repayment	(56.4)	—
Finance lease repayments	(0.3)	(1.0)
Net increase in short-term debt	17.8	85.2
Debt issuance costs	(2.0)	(2.2)
Net cash provided by (used in) financing activities	(40.9)	33.9

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8.6)	2.0
Net change in cash, cash equivalents and restricted cash	(2.4)	14.7
Cash, cash equivalents and restricted cash at beginning of year	126.1	151.9
Cash, cash equivalents and restricted cash at end of period	$123.7	$166.6

TUPPERWARE BRANDS CORPORATION
ADJUSTED EBITDA AND DEBT/ADJUSTED EBITDA*
(UNAUDITED)

As of and for the four quarters ended
June 27, 2020
Adjusted EBITDA:
Net income (loss)	$(7.9)
Add:
Depreciation and amortization	50.0
Gross interest expense	42.8
Provision for income taxes	71.9
Stock based compensation	9.8
Pre-tax re-engineering and impairment charges	40.0
Other non-cash extraordinary, unusual or non-recurring charges	38.6
Deduct:
Cash paid for re-engineering charges	(53.7)
Gain on land sales, insurance recoveries, etc.	(27.7)
Total Adjusted EBITDA	$163.8

Consolidated total debt	$803.6
Divided by adjusted EBITDA	163.8
Debt to Adjusted EBITDA Ratio	4.91

* Amounts and calculations are based on the definitions and provisions of the Company's $650 million Credit Agreement dated March 29, 2019 ("Credit Agreement") and, where applicable, are based on the trailing four quarter amounts. "Adjusted EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreement.